Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development (281) 647- 4035

Diamond Offshore Names CEO

Houston, Texas – May 10, 2021 - Diamond Offshore Drilling, Inc. (“Diamond” or the “Company”) announced today that Bernie G. Wolford Jr. has been named the Company’s President and Chief Executive Officer and will also serve on the Board of Directors. Mr. Wolford succeeds Marc Edwards, who retired from the Company as Chairman, President and Chief Executive Officer on April 23, 2021 when the Company and its debtor affiliates emerged from their chapter 11 financial restructuring.

Mr. Wolford brings 40 years of industry and related experience to his leadership role at Diamond. He served as the Chief Executive Officer of Pacific Drilling S.A., from November 2018 to April 2021. From 2010 to 2018, Mr. Wolford served in senior operational roles at Noble Corporation, including five years as the company’s Senior Vice President – Operations. He began his career with Transworld Drilling Company in 1981 and has worked in numerous locations across the globe.

Mr. Wolford stated, “I am honored to be named Diamond’s CEO, and I’m excited to lead the Company in its next phase. Diamond responsibly operates valuable assets, has an excellent operational and safety reputation and maintains a competitive market position. I look forward to meeting with our employees both on the rigs and in offices around the world. I am committed to working with the Board and the rest of the leadership team to ensure a seamless transition for our clients and stakeholders.”

The Company also announced that on May 7, 2021, the Board of Directors elected Neal P. Goldman as the Company’s new Chairman of the Board. Mr. Goldman commented, “I am excited to work with Bernie through the company’s next chapter. Throughout his career, Bernie has demonstrated a keen ability to revitalize the organizations he leads, delivering operational and financial excellence. These skills will be critical on Diamond’s path to drive operational efficiency and achieve profitable growth, while continuing to deliver best of class value for our customers.”

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership, and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, Company representatives may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “anticipate,” believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “should,” “seek” and similar expressions. Forward-looking statements reflect the Company’s current expectations and assumptions regarding its business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors as discussed in the Risk Factors section of the Company’s filings with the SEC. While management believes the Company’s assumptions are reasonable, the Company cautions against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for management to anticipate all factors that could affect the Company’s actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk factors listed in the Company’s SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by the Company and Company representatives speak only as of the date on which they are made. Factors or events that could cause actual results to differ may emerge from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.